UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):     June 21, 2013

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-10786	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,

including area code                          (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Brinderson Acquisition.

On June 24, 2013, Aegion Corporation, a Delaware corporation (the “Company”), and its wholly-owned subsidiary, Energy & Mining Holding Company, LLC, a Delaware limited liability company (“E&M Holding”), entered into an Equity Purchase Agreement (the “Agreement”) with Brinderson, L.P., a California limited partnership (“Brinderson”), General Energy Services, a California corporation and the general partner of Brinderson (“GES”), Energy Constructors, Inc., a Nevada corporation, Gary Brinderson and the equity holders of Brinderson (the “Sellers”). Pursuant to the Agreement, E&M Holding, or a designated affiliate, will acquire the outstanding equity of Brinderson, Brinderson Constructors Inc., a California corporation (“BCI” and together with Brinderson and GES, the “Brinderson Entities”), and GES (the “Acquisition”). The Brinderson Entities provide engineering, procurement, construction, maintenance and turnaround services to upstream oil and gas production, gas processing, oil refining terminals and pipelines, chemicals, renewable energy and industrial manufacturing industries (the “Brinderson Business”).

The purchase price is $150.0 million in cash to be paid as follows: (1) $142.5 million in cash (to be reduced by certain payments to be made by E&M Holding on behalf of the Brinderson Entities and certain other liabilities); and (2) $7.5 million to be held in escrow as security for post-closing indemnification obligations of the Sellers. The Sellers have agreed to indemnify the Company and E&M Holding for breaches of representations, warranties and covenants contained in the Agreement, subject to certain limitations. The purchase price is also subject to a post-closing working capital adjustment.

As part of the Agreement, certain Sellers agreed not to compete with the Brinderson Business for a period of five years from the closing date. Subject to government approval and the satisfaction of certain conditions to closing, the Acquisition is expected to close on or about July 1, 2013. The Agreement provides that it may be terminated by the parties should the closing not occur by August 30, 2013. The Agreement otherwise includes customary representations, warranties, covenants and conditions to closing by the parties.

In connection with the signing of the Agreement, three key employees of Brinderson have entered into employment agreements with Brinderson to be effective upon closing of the Acquisition.

The foregoing description of the Acquisition and the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Third Amendment to Credit Agreement.

In connection with the Acquisition, on June 21, 2013, the Company executed a third amendment and consent (the “Third Amendment”) to its current credit agreement dated August 31, 2011 and amended on November 2, 2012 and May 6, 2013 (the “Credit Agreement”). The terms of the Credit Agreement limit the ability of the Company to make certain acquisitions. The Third Amendment, among other things, amends the Credit Agreement to authorize the Acquisition and to adjust the Company’s Consolidated Leverage Ratio (as defined in the Credit Agreement) limitation upon the closing of the Acquisition.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Beginning on June 25, 2013, representatives of the Company will be making presentations to various investors from time to time accompanied by a slide presentation. A copy of the slide presentation is attached hereto as Exhibit 99.1.

The Company is furnishing the information in this Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this report:

	Exhibit Number	Description
10.1

Equity Purchase Agreement by and among Energy & Mining Holding Company, LLC, Aegion Corporation, Brinderson, L.P., General Energy Services, Gary Brinderson (solely for purposes of Section 6.4, Section 6.7 and Article X), Energy Constructors, Inc. (solely for purposes of Section 6.15 and Article X) and equity holders listed on the signature pages thereto, dated June 24, 2013, filed herewith

	10.2	Third Amendment to Credit Agreement and Consent, dated June 21, 2013, filed herewith (confidential portions have been omitted and filed separately with the SEC)
	99.1	Investor Slide Presentation dated June 25, 2013, filed herewith

*     *     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ David F. Morris
David F. Morris
Senior Vice President, General Counsel
and Chief Administrative Officer

Date: June 25, 2013

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit Number	Description

10.1

Equity Purchase Agreement by and among Energy & Mining Holding Company, LLC, Aegion Corporation, Brinderson, L.P., General Energy Services, Gary Brinderson (solely for purposes of Section 6.4, Section 6.7 and Article X), Energy Constructors, Inc. (solely for purposes of Section 6.15 and Article X) and equity holders listed on the signature pages thereto, dated June 24, 2013, filed herewith

10.2	Third Amendment to Credit Agreement and Consent, dated June 21, 2013, filed herewith (confidential portions have been omitted and filed separately with the SEC)
99.1	Investor Slide Presentation dated June 25, 2013, filed herewith